Exhibit 10.1

Pet Food and Supplies
9125 Rehco Road, San Diego, California 92121
(858) 453-7845 FAX (858) 453-6585

September 25, 2006

Rodney Carter

PETCO Animal Supplies, Inc.

9125 Rehco Road

San Diego, CA 92121

Re: Consulting Agreement

Dear Rodney:

This letter will memorialize the terms of a consulting agreement between you and PETCO Animal Supplies, Inc. (the “Company”) to commence on October 13, 2006, and continue through October 31, 2006 as well as other terms among additional parties included below.

Specifically, you agree to render services as reasonably necessary to facilitate the closing (“Services”) of the Agreement and Plan of Merger by and among the Company, Rover Holdings Corp. and Rover Acquisition Corp. dated July 13, 2006 (the “Merger Agreement”). As consideration for and upon satisfactory completion of these Services, the Company agrees to pay to you a lump sum of $25,000.00 plus reimbursement of reasonable telephone and mailing costs by November 7, 2006, mutually agreed to be full and adequate consideration for such Services.

In addition, Rover Holdings Corp. (“Parent”) and Rover Acquisition Corp. agree to certain additional terms with the Company as evidenced by the signatures of their authorized representatives below. Specifically, Parent fully consents to the Company’s entry into this consulting agreement if and to the extent required by paragraph 6.1 or any other provision of the Merger Agreement. Parent further agrees promptly to reimburse the Company for all amounts incurred by the Company pursuant to this consulting agreement in the same manner as it shall reimburse the Company for expenses incurred in connection with the Debt Tender pursuant to Paragraph 8.6(d) of the Merger Agreement in the event that closing of the Merger Agreement does not occur, other than as a result of breach of the Merger Agreement by Company.

This consulting agreement shall be governed by the law of Delaware to assure consistency with the law governing the interpretation of the Merger Agreement. This consulting agreement constitutes the entire agreement among the parties with respect to the Services, supersedes all prior agreements, understandings and discussions among the parties with respect to the subject matter of this agreement, shall be binding upon any successor to the Company, and shall not be amended except as mutually agreed in writing.

Pet Food and Supplies
9125 Rehco Road, San Diego, California 92121
(858) 453-7845 FAX (858) 453-6585

We thank you in advance for your anticipated assistance in closing the Merger Agreement.

Sincerely,

/s/ James Myers
James Myers Chief Executive Officer

Agreed:	/s/ Rodney Carter
Rodney Carter

Agreed:	Rover Holdings Corp.

By:	/s/ Carrie Wheeler
Authorized Signature

Agreed:	Rover Acquisition Corp.

By:	/s/ Carrie Wheeler
Authorized Signature